EXHIBIT 4.4
PLEDGE AND SECURITY AGREEMENT
     This PLEDGE AND SECURITY AGREEMENT (as amended and supplemented, this “Agreement”), dated as of August 18, 2009, by and among the Grantors listed on the signature pages hereof and those additional entities that hereafter become parties hereto by executing the form of Supplement attached hereto as Exhibit A (collectively, jointly and severally, the “Grantors” and each, individually, a “Grantor”), and Wilmington Trust FSB, solely in its capacity as collateral agent, for the benefit of itself and the other Second Priority Obligees (together with its successors and assigns in such capacity, the “Collateral Agent”).
W I T N E S S E T H:
     WHEREAS, CPM Holdings, Inc., a Delaware corporation (the “Company”), has issued and sold its 10 5/8% Senior Secured Notes due 2014 in the aggregate principal amount of $200,000,000 (the “Initial Notes” and, together with all notes given in replacement or exchange therefor, the “Notes”) to the initial purchasers as set forth in the Purchase Agreement, dated as of August 11, 2009, by and among the Company, each of the other Grantors and Jefferies & Company, Inc., as representative of the initial purchasers named therein (the “Purchase Agreement”);
     WHEREAS, the Company, the other Grantors and Wilmington Trust FSB, as trustee (the “Trustee”) and Collateral Agent, have entered into that certain Indenture, dated as of August 18, 2009 (as the same may from time to time be amended, modified, supplemented or restated, the “Indenture”), in connection with the Notes;
     WHEREAS, the Collateral Agent has agreed to act as agent for the benefit of the Holders in connection with the transactions contemplated by this Agreement and the other Transaction Documents (as defined below) to which the Collateral Agent is a party;
     WHEREAS, the Guarantors have agreed to Guarantee all of the Obligations of the Company under the Indenture and the Notes;
     WHEREAS, in order to induce the initial purchasers of the Notes to purchase the Initial Notes, the Grantors have agreed to grant a continuing Security Interest (as defined below) in and to the Collateral (as defined below) in order to secure the prompt and complete payment, observance and performance of, among other things, their respective Obligations under the Transaction Documents; and
     WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, such Grantor.
     NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions.
          (a) Except as provided in this Agreement, all capitalized terms used but not defined herein (including in the preamble and recitals hereof) shall have the meanings set forth in the Indenture. Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein or in the Indenture; provided, however, that for all such terms used herein that are defined by the UCC if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.
          (b) In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the respective meanings set forth below:
          “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).
          “Collateral” has the meaning ascribed thereto in Section 2.
          “Contaminant” means any pollutant, contaminant (as those terms are defined in 42 U.S.C. § 9601(33)), toxic pollutant (as that term is defined in 33 U.S.C. § 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. § 9601(14)), hazardous chemical (as that term is defined in 29 CFR § 1910.1200(c)), hazardous waste (as that term is defined in 42 U.S.C. § 6903(5)) (including, without limitation, radioactive material, polychlorinated biphenyls, asbestos, petroleum, crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof).
          “Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the First Priority Agent and otherwise the Collateral Agent, executed and delivered by a Grantor, the First Priority Agent if there are First Priority Claims outstanding and otherwise the Collateral Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).
          “Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming one or more Grantors as licensee or licensor and providing for the grant of any right to use or sell any works covered by any Copyright (including, without limitation, all Copyright Licenses set forth in Schedule I hereto), but, in each case, excluding any Copyright Licenses that are granted as an ancillary and non-material part of services, supply or manufacturing agreements or other collaborations with a third person principally in order to facilitate the main purpose of such arrangements or collaborations.
          “Copyright Security Agreement” means each Copyright Security Agreement among one or more Grantors and the Collateral Agent, for the benefit of itself and the other Second Priority Obligees, in substantially the form of Exhibit B attached hereto, pursuant to which Grantors have granted to the Collateral Agent, for the benefit of itself and the Second Priority Obligees, a Security Interest in all of their respective Copyrights.

          “Copyrights” means all domestic and foreign copyrights, whether registered or unregistered, including, without limitation, all copyright rights (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression (including computer software and internet website content) now owned or hereafter owned, acquired or used by a Grantor (including, without limitation, all copyrights described in Schedule I hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), all reissues, divisions, continuations, continuations in part and extensions or renewals thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
          “Environmental Contamination” means the presence of any Contaminant.
          “Environmental Laws” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Grantor, imposing liability for or relating to the pollution protection of the environment, including, without limitation, (i) any actual or potential release of any Contaminant into the environment and any required notification of any Governmental Authority regarding such actual or potential release, (ii) preventive or remedial measures in connection with any event or occurrence referred to in clause (i) of this definition above, and (iii) the manufacturing, processing, use, handling, packaging, labeling, sale, storage, recycling, disposal, destruction, incineration, or transportation of any Contaminant.
          “Equity Interests” means shares of Capital Stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to acquire any such equity interest (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “General Intangibles” means general intangibles as well as payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark, Patent, or Copyright), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, rights in programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, rights in computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, Goods, Investment Property, Pledged Collateral and Negotiable Collateral.
          “Governmental Authority” means any federal, state, local or other governmental or administrative body, instrumentality, board, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute resolving panel or body.
          “Guarantors” means each of the Company’s existing and future Domestic Subsidiaries (other than Immaterial Subsidiaries) who have fully and unconditionally guaranteed to each Holder and the Trustee, on a senior secured basis, the payment and performance of the Company’s Obligations under the Indenture and the Notes.
          “Holder” means any Person in whose name a Note is registered on the books of the Registrar under the Indenture.
          “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Law, assignments for the benefit or creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
          “Intellectual Property Licenses” means any Patent License, Trademark License or Copyright License.
          “Intellectual Property” means any and all Intellectual Property Licenses, Patents, Copyrights, Trademarks and Other Intellectual Property.
          “Intercreditor Agreement” means the Intercreditor Agreement among the Company, the other Grantors, the First Priority Agent and the Collateral Agent, substantially in the form attached hereto as Exhibit C, which may be entered into on or after the date of this Agreement in accordance with Section 10.01(j) of the Indenture.
          “Negotiable Collateral” means letters of credit, letter of credit rights, instruments, promissory notes, drafts and Documents and, in any event, including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark, Patent, or Copyright), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, uncertificated securities, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, Goods, Investment Property, Pledged Collateral and Negotiable Collateral.

          “Other Intellectual Property” means all trade secrets, ideas, inventions and improvements, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, design detail, drawings, all Software, computer software (including object and Source Code, data and related documentation), rights of publicity and privacy and other general intangibles of like nature, now or hereafter acquired, owned, developed or used by a Grantor (including, without limitation, all Other Intellectual Property set forth in Schedule I).
          “Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming one or more Grantors as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Schedule I), but in each case, excluding any Patent Licenses that are granted as an ancillary and non-material part of services, supply or manufacturing agreements or other collaborations with a third person principally in order to facilitate the main purpose of such arrangements or collaborations.
          “Patent Security Agreement” means each Patent Security Agreement among one or more Grantors and the Collateral Agent, for the benefit of itself and the other Second Priority Obligees, in substantially the form attached hereto as Exhibit D, pursuant to which the Grantors have granted to the Collateral Agent, for the benefit of itself and the ratable benefit of the Holders, a Security Interest in all of their respective Patents.
          “Patents” means letters patent of the United States or the equivalent thereof in any other country and all registrations and applications therefor, including the patents and patent applications listed on Schedule I attached hereto and made a part hereof, and (i) all reissues, continuations, continuations-in-part, substitutes, extensions or renewals thereof and improvements thereon, (ii) the inventions disclosed or claimed therein, (iii) the right to sue for past, present and future infringements and dilutions thereof and (iv) all of each Grantor’s rights corresponding thereto throughout the world.
          “Pledged Collateral Addendum” means a Pledged Collateral Addendum substantially in the form attached hereto as Exhibit E.
          “Pledged Collateral” means collectively, (a) the Pledged Debt, (b) the Pledged Shares, (c) any other Collateral required to be pledged by a Grantor pursuant to the terms of a Transaction Document and (d) all security entitlements in any and all of the foregoing.
          “Pledged Debt” means the Indebtedness described in Schedule II attached hereto and all other Indebtedness from time to time required to be pledged by a Grantor to the Collateral Agent pursuant to the terms of a Transaction Document, and all interest, cash, Instruments, Investment Property, financial assets, securities, Capital Stock, other Equity Interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of Indebtedness and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness; provided, that Pledged Debt shall not include (a) any promissory note specified on Schedule V or (b) any promissory note or other instrument in respect of any Indebtedness not in excess of $25,000.
          “Pledged Issuer” means any issuer of Pledged Collateral.

          “Pledged Shares” means (a) the shares of Capital Stock and other Equity Interests described in Schedule II hereto and (b) Capital Stock and other Equity Interests from time to time required to be pledged by a Grantor to the Collateral Agent pursuant to the terms of a Transaction Document, whether or not evidenced or represented by any stock certificate, certificated security or other Instrument and (c) the certificates representing such shares of Capital Stock or other Equity Interests, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, Capital Stock, other Equity Interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of Indebtedness and all other property (including, but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for, or constituting proceeds of, any or all of such Capital Stock or other Equity Interests; provided, however, that the Pledged Shares shall not include more than 65% of the issued and outstanding Voting Stock of any Foreign Subsidiary of any Grantor.
          “Real Property” means any estates or interests in real property now owned or hereafter acquired by any Grantor and the improvements thereto.
          “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.
          “Secured Obligations” means each and all of the following: (a) with respect to the Company, all of its present and future Obligations under each and every Note at any time outstanding pursuant to the Indenture, including all principal thereof, premium, if any, and interest and Special Interest thereon, together with all of its present and future Obligations under the Indenture and the other Transaction Documents, (b) with respect to each Guarantor, all of its present and future obligations under its Note Guarantee, the Indenture and the other Transaction Documents, (c) with respect to each Grantor, all its present and future Obligations arising from this Agreement, the Indenture or the other Transaction Documents, including, with respect to each of clauses (a), (b) and (c), reasonable attorneys fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding.
          “Security Interest” has the meaning ascribed thereto in Section 2.
          “Source Code” means a complete copy of the annotated source code for each version or versions of each item of computer software programs or other technology of the Grantor, in machine-readable form on machine-readable storage medium suitable for long-term storage and compatible with commonly-available computer systems then in use by the Grantor’s licensees of the computer software programs and which, when compiled, will produce the object code version of said software, including without limitation all encryption code, system documentation and flowcharts, algorithm and subroutine descriptions, memory and overlay maps, name and/or label conventions, program narrators, source code listings and other documentation and commentary reasonably necessary for a reasonably competent computer programmer to install, maintain, service, modify, enhance and otherwise use such software programs without the aid of any the Grantor, as may be necessary or reasonably appropriate for

Collateral Agent, as agent, to benefit from its rights under this Agreement and the Transaction Documents.
          “Supporting Obligations” means Supporting Obligations and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments or Investment Property.
          “Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming one or more Grantors as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by such Grantors and now or hereafter covered by such licenses (including, without limitation, all Trademark Licenses described in Schedule I hereto), but in each case, excluding any Trademark Licenses that are granted as an ancillary and non-material part of services, supply or manufacturing agreements or other collaborations with a third person principally in order to facilitate the main purpose of such arrangements or collaborations.
          “Trademark Security Agreement” means each Trademark Security Agreement among one or more Grantors and the Collateral Agent, for the benefit of itself and the other Second Priority Obligees, in substantially the form of Exhibit F attached hereto, pursuant to which Grantors have granted to the Collateral Agent, for the benefit of itself and the other Second Priority Obligees, a Security Interest in all of their respective Trademarks.
          “Trademarks” means trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, and other indicia of origin, including the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule I attached hereto and made a part hereof, and (i) all extensions, modifications and renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of each Grantor’s business symbolized by the foregoing and connected therewith and (v) all of each Grantor’s rights corresponding thereto throughout the world.
          “Transaction Documents” means this Agreement, the Indenture, the Notes, the Note Guarantees, the Registration Rights Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, as well as any other agreement entered into, now or in the future, by the Company or any of its Subsidiaries or any Guarantor in connection with the foregoing (each a “Transaction Document”).
          “UCC” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.
          “URL” means “uniform resource locator,” an internet web address.
          (c) For the avoidance of doubt, the following terms shall have the respective meanings provided for in the UCC:
“Accounts”
“Account Debtor”
“Books”
“Cash Proceeds”
“Certificate of Title”
“Chattel Paper”
“Commercial Tort Claim”
“Commodity Account”
“Commodity Contracts”
“Deposit Account”
“Documents”
“Electronic Chattel Paper”
“Equipment”
“Fixtures”
“Goods”
“Instruments”
“Inventory”
“Investment Property”
“Letter-of-Credit Rights”
“Noncash Proceeds”
“Payment Intangibles”
“Proceeds”
“Promissory Notes”
“Security Account”
“Software”
“Supporting Obligations”
     2. Grant of Security Interests.
          (a) Each Grantor hereby unconditionally grants, assigns and pledges to the Collateral Agent, for the benefit of itself and the other Second Priority Obligees, a continuing security interest (the “Security Interest”) in all personal property of such Grantor whether now owned or hereafter acquired or arising and wherever located, including but not limited to such Grantor’s right, title and interest in and to the following (the “Collateral”):
(i)	Accounts;

(ii)	Books;

(iii)	Chattel Paper (whether tangible or electronic);

(iv)	Commercial Tort Claims;

(v)	Money, Cash Equivalents, or other assets of such Grantor that now or hereafter come into the possession, custody or control of the Collateral Agent (or its agent or designee);

(vi)	Documents, including all negotiable and nonnegotiable Documents covering any Inventory, Equipment or other Collateral;

(vii)	General Intangibles (including, without limitation, all Payment Intangibles, Intellectual Property and Intellectual Property Licenses);

(viii)	Goods, including, without limitation, all Equipment, Fixtures and Inventory;

(ix)	Rights under insurance contracts covering any Inventory, Equipment, Documents or other Collateral;

(x)	Instruments (including, without limitation, all Promissory Notes);

(xi)	Investment Property and any interests in Capital Stock, Equity Interests and Indebtedness;

(xii)	Letter-of-Credit Rights;

(xiii)	Pledged Collateral;

(xiv)	Securities Accounts;

(xv)	Commodities Accounts;

(xvi)	Supporting Obligations;

(xvii)	All other tangible and intangible personal property of each Grantor (whether or not subject to the UCC), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of a Grantor described in the preceding clauses of this Section 2 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data, computer programs, and instructions for execution by a computer processor (including the code in such Software, computer programs, or instructions) in the possession or under the control of such Grantor or any other Person from time to time acting for such Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 or are otherwise necessary or helpful in the collection or realization thereof; and

(xviii)	all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;
in each case, howsoever the Grantor’s interest therein may arise or appear (whether by ownership, Security Interest, claim or otherwise).
          (b) Notwithstanding anything herein to the contrary, the term “Collateral” shall not include, and no Grantor is pledging or otherwise granting a Security Interest hereunder in, any of such Grantor’s right, title or interest in the following assets (the “Excluded Assets”):
(i)	Light trucks and other non-commercial passenger motor vehicles; owned or leased by such Grantor;

(ii)	Any lease or sublease (whether in respect of personal property or Real Property) in which the Grantor’s interest therein is solely as a lessee or sublessee;

(iii)	Deposit Accounts;

(iv)	The assets (as opposed to the Capital Stock or other Equity Interests) of each Grantor’s Foreign Subsidiaries, Immaterial Subsidiaries and Unrestricted Subsidiaries; and

(v)	the Voting Stock of each Grantor’s Foreign Subsidiaries in excess of 65% of the outstanding Voting Stock of first tier Foreign Subsidiaries of such Grantor.
          Furthermore, the term “Collateral” shall not include, and no Grantor is pledging, nor granting a Security Interest hereunder in, any of such Grantor’s right, title or interest in (A) any license, contract or agreement to which such Grantor is a party as of the date hereof or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such license, contract or agreement on the date hereof, result in a breach of the terms of, or constitute a default under, such license, contract or agreement (other than to the extent that any such term (i) has been waived or (ii) would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the UCC or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that (x) immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a Security Interest in, all such right, title and interest as if such provision had never been in effect and (y) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing Security Interest in and Liens upon any rights or interest of a Grantor in or to the proceeds of, or any monies due or to become due under, any such license, contract or agreement, (B) all intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office; provided, that, upon such filing and acceptance, such intent to use applications shall be included in the definition of Collateral, or (C) any property and assets of any Grantor in which a Lien may not be granted without governmental approval or consent or in which the granting of a Lien is prohibited by applicable law, but only for so long as the Grantor has not obtained such approval or consents.
     In addition, if the Grantor reasonably determines that the burden or cost of obtaining a Security Interest (or a perfection thereof) in any assets sufficiently outweighs the benefit to the Holders of the security to be afforded thereby (or the perfection thereof), such assets may be excluded from the requirement that a Security Interest be granted therein or that Security Interests therein be perfected, as the case may be.

          (c) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets” of such Grantor or words of similar effect and (ii) contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the Real Property to which such Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.
          Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
          The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.
          The foregoing rights of the Collateral Agent shall not be construed as a duty of the Collateral Agent, it being expressly understood and agreed that the Grantors shall bear the responsibility of all such filings.
          (d) The Security Interest is granted as security only and shall not subject the Collateral Agent, any Holder or any other secured party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
     3. Security for Secured Obligations. This Agreement and the Security Interests created hereby secure the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Collateral Agent, the Holders, any other Second Priority Obligees or any of them, but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.
     4. Pledged Collateral. As additional security for the payment or performance of the Secured Obligations, each Grantor hereby assigns and pledges to the Collateral Agent and its successors and assigns, for the benefit of itself and the other Second Priority Obligees, and hereby grants to the Collateral Agent and its successors and assigns, for the benefit of itself and the other Second Priority Obligees, a continuing Security Interest in all of such Grantor’s right, title and interest in, to and under the Pledged Collateral set forth on Schedule II.
          TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the other Second Priority Obligees, forever.

     5. Delivery of the Pledged Collateral.
          (a) (i) All promissory notes currently evidencing the Pledged Debt and all certificates currently representing the Pledged Shares shall be delivered to the Collateral Agent (or its custodian, designee or other nominee) on or prior to the date of the execution and delivery of this Agreement. All Pledged Collateral thereafter required from time to time to be pledged to the Collateral Agent pursuant to the terms of this Agreement or the other Transaction Documents (the “Additional Pledged Collateral”) shall be delivered to the Collateral Agent (or its custodian, designee or other nominee) promptly upon, but in any event within five Business Days of, receipt thereof by or on behalf of the Grantor. All such promissory notes, certificates and Instruments shall be held by or on behalf of the Collateral Agent (or its custodian, designee or other nominee) pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank. If any Pledged Collateral of the Grantor consists of uncertificated securities, unless the immediately following sentence is applicable thereto, such Grantor shall cause the Collateral Agent (or its custodian, nominee or other designee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Collateral Agent with respect to such securities without further consent by the Grantor. If any Pledged Collateral of the Grantor consists of security entitlements, such Grantor shall transfer such security entitlements to the Collateral Agent (or its custodian, nominee or other designee), or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Collateral Agent without further consent by the Grantor.
               (ii) Within five Business Days of the receipt by a Grantor of any Additional Pledged Collateral, a Pledged Collateral Addendum, duly executed by the Grantor, shall be delivered to the Collateral Agent in respect of the Additional Pledged Collateral that must be pledged pursuant to this Agreement and the other Transaction Documents. Each Pledged Collateral Addendum shall upon execution and delivery thereof constitute part of Schedule II hereto. Each Grantor hereby authorizes the Collateral Agent to attach each Pledged Collateral Addendum to this Agreement and agrees that all certificates, promissory notes or Instruments listed on any Pledged Collateral Addendum delivered to the Collateral Agent (or its custodian, nominee or other designee) shall for all purposes hereunder constitute Pledged Collateral and such Grantor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 7 hereof with respect to such Additional Pledged Collateral.
          (b) (i) If a Grantor shall receive, by virtue of the Grantor’s being or having been an owner of any Pledged Collateral, any (A) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other Instrument, (B) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise or (C) dividends, distributions, cash, Instruments, Investment Property and other property in connection with a partial or total liquidation or dissolution, such Grantor shall receive such stock certificate, promissory note, Instrument, option, right, payment or distribution in trust for the benefit of the Collateral Agent, shall segregate it from the Grantor’s other property and shall deliver it forthwith to the Collateral Agent (or its custodian, nominee or other designee), in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent (or its custodian, nominee or other designee) as Pledged Collateral and as further collateral security for the Secured Obligations.
          (ii) If an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the applicable Grantor of the Collateral Agent’s exercise of voting, consensual or dividend rights with respect to the Pledged Collateral pursuant to Section 18 hereof, if a Grantor shall receive, by virtue of the Grantor’s being or having been an owner of any Pledged Collateral, (A) dividends payable in cash or in securities or other property or (B) dividends, distributions, cash, Instruments, Investment Property and other property in connection with a reduction of capital, capital surplus or paid-in surplus, such Grantor shall receive such stock dividends, distributions, cash, Instrument and Investment Property, shall segregate it from the Grantor’s other property and shall deliver it forthwith to the Collateral Agent (or its custodian, nominee or other designee), in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent (or its custodian, nominee or other designee) as Pledged Collateral and as further collateral security for the Secured Obligations.
     6. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent or any Holder of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral and (c) neither the Collateral Agent nor any other Second Priority Obligees shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall either the Collateral Agent or any Holder be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Indenture or any other Transaction Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses. Without limiting the generality of the foregoing, it is the intention of the parties hereto that each applicable Grantor retain record and beneficial ownership of the Pledged Collateral, including all voting, consensual, and dividend rights, until the occurrence of an Event of Default and until the Collateral Agent shall notify the applicable Grantor of the Collateral Agent’s exercise of voting, consensual, or dividend rights with respect to the Pledged Collateral pursuant to Section 18 hereof.
     7. Representations and Warranties. Each of the Grantors, jointly and severally, hereby represents and warrants to and with the Collateral Agent, for itself and for the other Second Priority Obligees, as follows:
          (a) Schedule III hereto sets forth (i) the exact legal name of such Grantor, (ii) the jurisdiction of organization of such Grantor, (iii) the type of organization of such Grantor and (iv) the organizational identification number of such Grantor (or states that no such organizational identification number exists).

          (b) This Agreement creates a valid Security Interest in the Collateral of such Grantor, to the extent a Security Interest therein can be created under the UCC, securing the payment and performance of the Secured Obligations. Except to the extent a Security Interest in the Collateral cannot be perfected by the filing of a financing statement under the UCC, all filings and other actions necessary or desirable to perfect and preserve such Security Interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and the Collateral Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule III attached hereto. Upon the making of such filings by the Grantor, the Collateral Agent shall have a first priority perfected Security Interest, subject to First Priority Claims and any Permitted Liens that are given priority by law, in the Collateral of each Grantor to the extent such Security Interest can be perfected by the filing of a financing statement.
          (c) (i) Except for the Security Interests created hereby, such Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Collateral indicated on Schedule II as being owned by such Grantor and, when acquired by such Grantor, any Pledged Collateral acquired after the date hereof; (ii) all of the Pledged Shares are duly authorized, validly issued, fully paid and nonassessable and the Pledged Shares constitute or will constitute the percentage of the issued and outstanding Capital Stock of the Pledged Issuer of such Grantor identified on Schedule II hereto as supplemented or modified by any Pledged Collateral Addendum or any Supplement to this Agreement; (iii) such Grantor has the right and requisite authority to pledge, the Investment Property pledged by such Grantor to the Collateral Agent as provided herein; (iv) subject to the Intercreditor Agreement to the extent then in effect, all actions necessary or desirable to perfect, establish the first priority of, or otherwise protect, the Collateral Agent’s Liens in the Investment Property, and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Agreement; (B) upon the taking of possession by the Collateral Agent (or its agent (including the First Priority Agent) or designee) of any certificates constituting the Pledged Shares, to the extent such Pledged Shares are represented by certificates, together with undated powers endorsed in blank by the applicable Grantor; (C) upon the filing of financing statements in the applicable jurisdiction set forth on Schedule IV attached hereto for such Grantor with respect to the Pledged Shares of such Grantor that are not represented by certificates and (D) with respect to any Securities Accounts, upon the delivery of Control Agreements with respect thereto; and (v) each Grantor has delivered to and deposited with the Collateral Agent (or, with respect to any Pledged Shares created or obtained after the date hereof, will deliver and deposit in accordance with Section 8(a) and Section 11 hereof) all certificates representing the Pledged Shares owned by such Grantor to the extent such Pledged Shares are represented by certificates, and undated powers endorsed in blank with respect to such certificates. None of the Pledged Shares owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.
          (d) There is no payment or other material default, breach, violation or event of acceleration existing under any Pledged Debt and no event has occurred or circumstance exists which, with the passage of time or the giving of notice, or both, would constitute a payment or other material default, breach, violation or event of acceleration under the Pledged Debt. Such Grantor, if it is an obligee under a Pledged Debt, has not waived any default, breach, violation or event of acceleration under such Pledged Debt. A true, correct and complete list of the Pledged Debt is set forth on Schedule II.
          (e) Such Grantor is the sole legal and beneficial owner, or exclusive or non-exclusive licensee, of all Intellectual Property rights that are necessary to the conduct of its business as currently conducted. As of the date hereof, (i) such Grantor has no ownership interest in, or title to, any Copyrights, Patents or Trademarks that are registered or the subject of pending applications for registrations, except as set forth on Schedule I, respectively, attached hereto; (ii) such Grantor has no ownership interest in, or title to, any Copyrights, Patents or Trademarks that are material to such Grantor’s businesses as currently conducted and that are not registered or the subject of pending applications for registrations, except as set forth in Schedule I, respectively, attached hereto; and (iii) such Grantor is not a party to any Intellectual Property Licenses, except as set forth on Schedule I attached hereto. This Agreement is effective to create a valid and continuing Lien on such Grantor’s Copyrights, Patents and Trademarks and all of its rights and interests in and to any Intellectual Property Licenses. Upon the filing of the Copyright Security Agreement with the United States Copyright Office and the filing of the Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed on Schedule IV hereto, all action necessary or desirable to protect and perfect the Security Interest in and to such Grantor’s United States Patents, Trademarks, or Copyrights has been taken and such perfected Security Interests are enforceable as such as against any and all creditors of and purchasers from such Grantor. Such Grantor has no interest in any Copyright that is necessary in connection with the operation of the Grantor’s business, except for those Copyrights identified on Schedule I attached hereto which have been registered with the United States Copyright Office.
          (f) Schedule VI attached hereto sets forth all Real Property owned by each Grantor as of the date hereof.
          (g) This Agreement is, and each other Transaction Document to which such Grantor is or will be a party, when executed and delivered, will be, a legal, valid and binding obligation of such Grantor in accordance with the terms thereof, enforceable against such Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.
          (h) There is no pending or, to the best knowledge of such Grantor after reasonable inquiry, threatened action, suit, proceeding or claim before any court or other Governmental Authority or any arbitrator, or any order, judgment or award by any court or other Governmental Authority or any arbitrator, that may adversely affect the grant by such Grantor, or the perfection, of the Security Interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.
          (i) The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable and the holders thereof are not entitled to any preemptive, first refusal or other similar rights, other than any such rights (i) with respect to equity interests in any Foreign Subsidiary, arising under applicable law or statute, (ii) pursuant to that certain Amended Joint Venture Contract between Crown Acquisition Corp. (as transferee of Crown Holdings,

Inc.) and Wuhan Jinma Food Industry Technology Co., Ltd., or (iii) with respect to the shares of Capital Stock of any entity (other than any Grantor) that are pledged following the date hereof, otherwise created for purposes other than avoiding the obligations of the Grantors hereunder. Except as noted in Schedule II hereto, as of the date hereof, the Pledged Shares constitute 100% of the issued shares of Capital Stock of the Pledged Issuers that are Domestic Subsidiaries and 65% of the issued shares of Capital Stock of the Pledged Issuers that are Foreign Subsidiaries. All other shares of Capital Stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable.
          (j) All Equipment, Fixtures, Inventory and other Goods now existing are, and all Equipment, Fixtures, Inventory and other Goods hereafter existing will be, located at the addresses specified therefor in Schedule VII hereto (as amended, supplemented or otherwise modified from time to time in accordance with Section 8(g) hereof). As of the date hereof, each Grantor’s chief place of business and chief executive office, the place where such Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper (if any) are located at the addresses specified therefor in Schedule VIII hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof). None of the Accounts is evidenced by Promissory Notes or other Instruments. Set forth in Schedule IX hereto is a complete and accurate list, as of the date hereof, of each Deposit Account, Securities Account and Commodities Account of such Grantor, together with the name and address of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account. As of the date hereof, set forth in Schedule I hereto is (i) a complete and correct list of each trade name used by each Grantor and (ii) the name of, and each trade name used by, each Person from which such Grantor has acquired any substantial part of the Collateral within five years of the date hereof.
          (k) Such Grantor is and will be at all times the sole and exclusive owner of, or otherwise has and will have adequate rights in, the Collateral, free and clear of any Lien except for the Liens created by this Agreement and Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office, except such as may have been filed to perfect or protect any Permitted Lien.
          (l) The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting the Grantor or any of its properties and will not result in, or require the creation of, any Lien (other than the Liens granted pursuant to Section 2 hereof) upon or with respect to any of its properties.
          (m) No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement with respect to the Investment Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Property by laws affecting the offering and sale of securities generally.

          (n) The Grantor has made in good faith and in accordance with the procedures and regulations of the United States Copyright Office and the United States Patent and Trademark Office, as applicable, all payments, filings and recordations necessary to protect and maintain its interest in the Intellectual Property rights identified on Schedule I in the United States in a manner sufficient to claim in the public record such Grantor’s ownership thereof, including (i) making all necessary registration, maintenance, and renewal fee payments; and (ii) filing all necessary documents, including all applications for registration of such Intellectual Property rights.
          (o) As of the date hereof, such Grantor does not hold any Commercial Tort Claims nor is aware of any such pending claims, except for such claims described in Schedule X.
          (p) Except as set forth on Schedule XI, no claim has been made in writing and is continuing or, to the best of such Grantor’s knowledge (after reasonable inquiry), threatened that the use by the Grantor of any Intellectual Property rights that are material to the conduct of its business does or may violate the Intellectual Property rights of any Person. To the best of such Grantor’s knowledge (after reasonable inquiry), there is currently no infringement or unauthorized use of any item of Intellectual Property rights contained on Schedule I.
     8. Covenants. Each of the Grantors hereby covenants, jointly and severally, to and with the Collateral Agent, for itself and for the other Second Priority Obligees, as follows:
          (a) Possession of Collateral. In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Property, or Chattel Paper, in each case, in excess of $25,000, and if and to the extent that perfection or priority of the Collateral Agent’s Security Interest is dependent on possession, the applicable Grantor, immediately and in accordance with Section 11 hereof, shall execute such other documents and instruments as shall be necessary to perfect and, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Property, or Chattel Paper to the First Priority Agent if the same derive solely from First Priority Collateral and otherwise to the Collateral Agent, together with such undated powers endorsed in blank.
          (b) Chattel Paper.
               (i) Each Grantor shall take all steps reasonably necessary to grant the Collateral Agent control of all electronic Chattel Paper in accordance with the UCC and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction; and
               (ii) If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Indenture), in each case, with a value in excess of $25,000, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Wilmington Trust Company FSB, as the Collateral Agent for the benefit of itself and the other Second

Priority Obligees (as defined in the Indenture, dated as of August 18, 2009, of CPM Holdings, Inc.)”
          (c) Letter of Credit Rights. Each Grantor that is or becomes the beneficiary of a letter of credit in excess of $50,000 shall promptly (and in any event within five Business Days after becoming a beneficiary), notify the Collateral Agent thereof and enter into a tri-party agreement with the Collateral Agent and the issuer or confirmation bank with respect to letter-of-credit rights (as that term is defined in the UCC) assigning such letter-of-credit rights to the Collateral Agent and directing all payments thereunder to the Collateral Agent’s Account.
          (d) Commercial Tort Claims. Each Grantor shall promptly (and in any event within five Business Days of receipt thereof) notify the Collateral Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim with a value in excess of $25,000 after the date hereof and promptly amend Schedule X to this Agreement to describe such after-acquired Commercial Tort Claim in a manner that reasonably identifies such Commercial Tort Claim, and such other Grantor shall file additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things necessary to give the Collateral Agent a first priority, perfected Security Interest in any such Commercial Tort Claim (subject to the Intercreditor Agreement to the extent then in effect).
          (e) Government Contracts. If any Account or Chattel Paper with a value in excess of $25,000 arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, each Grantor shall promptly (and in any event within five Business Days of the creation thereof) notify the Collateral Agent thereof in writing and execute any instruments or take any steps required or necessary in order that all moneys due or to become due under such contract or contracts shall be assigned to the Collateral Agent, for the benefit of itself and the other Second Priority Obligees, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law.
          (f) Location of Equipment and Inventory. Each Grantor will keep the Equipment and Inventory (other than Equipment and Inventory sold in the ordinary course of business or in transit Equipment or Inventory) at the locations specified in Schedule VII hereto or, upon not less than 30 days’ prior written notice to the Collateral Agent accompanied by a new Schedule VII hereto indicating each new location of the Equipment and Inventory, at such other locations in the continental United States as such Grantor may elect, provided that (i) all action has been taken to grant to the Collateral Agent a perfected, first priority security interest in such Equipment and Inventory (subject to the Intercreditor Agreement to the extent then in effect and Permitted Liens) and (ii) the Collateral Agent’s rights in such Equipment and Inventory, including, without limitation, the existence, perfection and priority of the Security Interest created hereby in such Equipment and Inventory, are not adversely affected thereby.
          (g) Condition of Equipment. Each Grantor will maintain or cause the Equipment which is necessary or useful in the proper conduct of its business to be maintained and preserved in good condition, repair and working order as when acquired and in accordance with any manufacturer’s recommendations, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to such Equipment reasonably promptly after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, to such end. Each Grantor will promptly furnish to the Collateral Agent a statement describing in reasonable detail any loss or damage in excess of $25,000.00 to any Equipment.
          (h) Real Property; Fixtures. Each Grantor covenants and agrees that upon the acquisition of any fee interest in Real Property it will promptly (and in any event within five Business Days of acquisition) notify the Collateral Agent of the acquisition of such Real Property and will grant to the Collateral Agent, for the benefit of itself and the other Second Priority Obligees, a first priority mortgage on each fee interest in Real Property, now or hereafter owned by such Grantor and shall deliver such other documentation and opinions in connection with the grant of such mortgage as is customary, including title insurance policies, financing statements, fixture filings and environmental audits and such Grantor shall pay all recording costs, intangible taxes and other fees and costs (including reasonable attorneys fees and expenses) incurred in connection therewith. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to Real Property.
          (i) Taxes, Etc. Each Grantor agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent otherwise provided in the Transaction Documents.
          (j) Insurance. Each Grantor will, at its own expense, maintain insurance with respect to the Collateral in accordance with the terms of the Transaction Documents. Each such Grantor will deliver to the Collateral Agent original or duplicate insurance policies and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Each such Grantor will also execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.
          (k) Transfers and Other Liens. No Grantor shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Indenture, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute the Collateral Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Transaction Documents.
          (l) Other Actions as to Any and All Collateral. Each Grantor shall promptly (and in any event within ten Business Days of acquiring or obtaining such Collateral) notify the Collateral Agent in writing upon (i) acquiring or otherwise obtaining any Collateral after the date hereof consisting of Trademarks, Patents, Copyrights, Intellectual Property Licenses, Investment Property, Chattel Paper (electronic, tangible or otherwise), Documents, Promissory Notes, or Instruments, in each case, with a value in excess of $25,000, or (ii) any amount in excess of $25,000 payable under or in connection with any of the Collateral being or becoming evidenced after the date hereof by any Chattel Paper, Documents, Promissory Notes, or Instruments and, in

each such case in accordance with Section 11 hereof, promptly execute such other Documents and Instruments, or if applicable, deliver such Chattel Paper, other Documents, Promissory Notes, Instruments or certificates evidencing any Investment Property in accordance with Section 8 hereof and do such other acts or things deemed necessary or desirable to protect the Collateral Agent’s Security Interest therein.
          (m) INTENTIONALLY OMITTED.
          (n) Records; Inspection and Reporting. Each Grantor shall keep adequate Records concerning the Accounts, Chattel Paper and Pledged Collateral. Each Grantor shall permit the Collateral Agent or any agents or representatives thereof or such professionals or other Persons as Collateral Agent may designate (A) to examine and make copies of and abstracts from such Grantor’s Books, (B) to visit and inspect its properties, (C) to verify materials, leases, notes, Accounts, Inventory and other assets of such Grantors from time to time, (D) to conduct audits, physical counts, appraisals and/or valuations, Phase I and Phase II Environmental Site Assessments, or examinations at the locations of the Grantors and (E) to discuss a Grantor’s affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives, in each case, at such reasonable times as the Collateral Agent may designate, and, so long as no Default or Event of Default exists, with reasonable prior notice to the applicable Grantor. The reasonable costs and expenses incurred in connection with such examinations, verifications, audits, physical counts, appraisals, valuations and discussions shall in each case be borne by the Grantors; provided that, in the absence of an Event of Default, the Grantors shall only be obligated to incur the costs and expenses of one exercise of any of the rights specified in clauses (B), (C), (D) or (E) above during any calendar year.
          (o) Intellectual Property. (i) In order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to the Collateral Agent one or more Copyright Security Agreements, Trademark Security Agreements or Patent Security Agreements to further evidence the Collateral Agent’s Lien on such Grantor’s Patents, Trademarks or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby;
               (ii) Each Grantor shall have the duty, to the extent commercially reasonable in the operation of such Grantor’s business in such Grantor’s business judgment, (A) to promptly sue for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement and (D) to take reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings unless intentionally abandoned as permitted under the Indenture. Each Grantor shall promptly file an application with the United States Copyright Office for any United States Copyright that has not been registered with the United States Copyright Office if such Copyright is necessary in connection with the operation of, or material to, such Grantor’s business. Any expenses incurred in connection with the foregoing shall be borne by the appropriate Grantor. Each Grantor further agrees not to abandon any Trademark, Patent, Copyright, or Intellectual Property License that is material or economically desirable to the operation of such Grantor’s business without the prior written consent of the Collateral Agent;
               (iii) Grantors acknowledge and agree that neither the Collateral Agent nor any other Second Priority Obligees shall have any duties with respect to the Trademarks, Patents, Copyrights, or Intellectual Property Licenses. Without limiting the generality of this Section 8(p), each Grantor acknowledges and agrees that neither the Collateral Agent nor any other Second Priority Obligees shall be under any obligation to take any steps necessary to preserve rights in the Trademarks, Patents, Copyrights, or Intellectual Property Licenses against any other Person, but the Collateral Agent may do so from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of the Grantors;
               (iv) In no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Patent, Trademark, or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Collateral Agent prior written notice thereof. Upon any such filing, each Grantor shall comply with Section 8(p)(i) hereof; and
               (v) With respect to the Intellectual Property rights that are material to the conduct of each Grantor’s business, such Grantor agrees to take all commercially reasonable steps to protect each such Intellectual Property right. Each Grantor hereby agrees to take corresponding steps with respect to each new or acquired Intellectual Property right to which it or any of its Subsidiaries is now or later becomes entitled that are material to the conduct of their businesses. Any expenses incurred in connection with such activities shall be borne solely by such Grantor.
          (p) Pledged Collateral.
               (i) Each Grantor shall, at such Grantor’s expense, promptly deliver to the Collateral Agent a copy of each material notice or other communication received by it in respect of the Pledged Collateral from any entity that is not a Subsidiary;
               (ii) Each Grantor shall, at such Grantor’s expense, defend the Collateral Agent’s right, title and Security Interest in and to the Pledged Collateral against the claims of any Person;
               (iii) No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than as permitted under the Transaction Documents;
               (iv) No Grantor shall, other than as expressly permitted under the Transaction Documents, permit the issuance of (A) any additional shares of any class of

Capital Stock of any Pledged Issuer, (B) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of Capital Stock or (C) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Capital Stock; and
               (v) Each Grantor shall, if such Grantor shall receive or become entitled to receive any Pledged Collateral after the date hereof, promptly (and in any event within five Business Days of receipt thereof) deliver to the Collateral Agent a duly executed Pledged Collateral Addendum identifying such Pledged Collateral.
     9. Environmental Matters.
          (a) The Grantors shall use their commercially reasonable best efforts to maintain the condition of all Real Property forming part of the Collateral in compliance in all material respects with Environmental Laws, except where the failure to be in such compliance will not result in a material adverse effect on the condition, use, operation or value of such Real Property.]
          (b) The Grantors shall undertake any investigation, corrective or remedial action or monitoring required under Environmental Laws in the event of (i) any violation of any Environmental Laws or (ii) any release on, at, under, from or in connection with any Real Property forming part of the Collateral or owned by the Grantors in violation of Environmental Laws; provided, however, that the Grantors shall have no obligations under this paragraph (b) to the extent any of them is prosecuting a defense or other legal challenge to any alleged liability or requirement for any remedial action, or where the failure to undertake such investigation, corrective or remedial action or monitoring will not result in a material adverse effect on the condition, use, operation or value of such Real Property.
          (c) Prior to taking any action to institute foreclosure proceedings or take any other action in connection with any interest held by the Collateral Agent in the Collateral, the Collateral Agent shall be entitled to be indemnified to its satisfaction to protect it against all liability for Environmental Contamination arising from its ownership, operation or use of the Collateral. The Collateral Agent shall have no duty to pursue the remedy of foreclosure upon the occurrence of an Event of Default if the Collateral Agent determines that such action may subject it to any liability whatsoever, including, but not limited to for the investigation, corrective action, remediation or monitoring of any Environmental Contamination which may exist on, at, under, from or in connection with any of the Real Property forming part of the Collateral.
          (d) Each Grantor, jointly and severally, to the maximum extent permitted by applicable law, agrees to indemnify the Second Priority Obligees, including the Collateral Agent, their officers, directors, employees, agents, attorneys, accountants and shareholders, and agrees to hold each of them harmless, from and against any and all losses, liabilities, damages, reasonable costs, expenses and claims of any and every kind whatsoever, arising out of or related to:

               (i) defending any environmental action or environmental matter relating to the Collateral; or
               (ii) any cost, liability or damage arising out of the disposition or settlement of any environmental action entered into by the Collateral Agent relating to any Real Property that may be paid or incurred by the Collateral Agent for, with respect to or as a direct or indirect result of (a) the presence in contravention of any Environmental Law (or any order of any Governmental Authority given to the Grantors) on or under, or the release from such Real Property and (b) a failure on the part of the Grantors to comply with any Environmental Laws.
          (e) The provisions of any undertakings and indemnifications set out in this Section 9 shall survive the satisfaction of the Grantors’ obligations under the Notes, and their release from any or all other obligations under this Agreement and the other Transaction Documents. Notwithstanding the foregoing, the indemnity provided by the Grantors pursuant to this Section 9 shall not apply to any liabilities or costs caused by the gross negligence, willful misconduct or bad faith of the Collateral Agent.
     10. Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the Intercreditor Agreement to the extent then in effect and the other Transaction Documents referred to below in the manner so indicated.
          (a) Indenture. In the event of any conflict between any provision in this Agreement and a provision in the Indenture, such provision of the Indenture shall control.
          (b) Copyright, Patent, Trademark Security Agreements. The provisions of the Copyright Security Agreements, Patent Security Agreements and Trademark Security Agreements are supplemental to the provisions of this Agreement and nothing contained in the Copyright Security Agreements, Patent Security Agreements, or Trademark Security Agreements shall limit any of the rights or remedies of the Collateral Agent hereunder.
          (c) Intercreditor Agreement. In the event of any conflict between any provision in this Agreement and a provision in the Intercreditor Agreement to the extent then in effect, such provision of the Intercreditor Agreement shall control.
     11. Further Assurances
          (a) Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may reasonably request, in order to perfect and protect any Security Interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.
          (b) Each Grantor hereby authorizes (but does not obligate) the filing by the Collateral Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to the Collateral Agent such other instruments or notices, as may be necessary or as the Collateral Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby. The parties acknowledge and agree that the foregoing authorization is not an obligation, and in no event shall the Collateral Agent have any responsibility for the preparation or filing of any financing statements, nor for the maintenance or perfection of any Lien.
          (c) Each Grantor hereby authorizes (but does not obligate) the Collateral Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail or (iii) that contain any information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance. Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by the Collateral Agent in any jurisdiction.
          (d) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.
     12. Collateral Agent’s Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent (or its designee) (a) may (but is not obligated to) proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall have the right to (but is not obligated to) use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of the Collateral Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses and (c) shall have the right to (but is not obligated to) request that any Capital Stock is pledged hereunder be registered in the name of the Collateral Agent or any of its nominees.
     13. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Indenture, to take any action and to execute any instrument which may be necessary or advisable to accomplish the purposes of this Agreement, including:
          (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;
          (b) to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of the Collateral Agent;

          (c) to receive, endorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;
          (d) to file any claims or take any action or institute any proceedings which may be necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;
          (e) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;
          (f) to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, advertising matter or other industrial or intellectual property rights, in advertising for sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and
          (g) The Collateral Agent on behalf of the Holders shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks, Patents, Copyrights and Intellectual Property Licenses and, if the Collateral Agent shall commence any such suit, the appropriate Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all proper documents reasonably required by the Collateral Agent in aid of such enforcement.
     To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated in accordance with the terms hereof and the Indenture.
     14. Collateral Agent May Perform. Upon the occurrence and during the continuance of a Default or an Event of Default, if any Grantor fails to perform any agreement contained herein, the Collateral Agent may (but shall not be obligated to) itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors.
     15. Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral, for the benefit of itself and the other Second Priority Obligees, and shall not impose any duty upon the Collateral Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or otherwise perfecting or maintaining the perfection of any Security Interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith. The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.
     16. Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuation of an Event of Default, the Collateral Agent or the Collateral Agent’s designee may (a) notify Account Debtors of any Grantor that such Grantor’s Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to the Collateral Agent, for the benefit of itself and the other Second Priority Obligees, or that the Collateral Agent has a Security Interest therein and (b) collect such Grantor’s Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses (including reasonable attorney fees and expenses) shall constitute part of such Grantor’s Secured Obligations under the Transaction Documents.
     17. Disposition of Pledged Collateral by the Collateral Agent. None of the Pledged Collateral existing as of the date hereof are, and none of the Pledged Collateral hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, the Collateral Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Collateral than if the Pledged Collateral were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor, therefore, agrees that: (a) if the Collateral Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Collateral or any portion thereof to be sold at a private sale, the Collateral Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such written advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to a commercially reasonable manner in which to offer the Pledged Collateral or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that the Collateral Agent has handled the disposition in a commercially reasonable manner.
     18. Voting Rights.
          (a) Upon the occurrence and during the continuation of an Event of Default, (i) the Collateral Agent may, with prior notice to any Grantor, and in addition to all rights and remedies available to the Collateral Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Collateral owned by such Grantor, but under no circumstances is the Collateral Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if the Collateral

Agent duly exercises its right to vote any of such Pledged Collateral, each Grantor hereby appoints the Collateral Agent, such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Collateral in any manner the Collateral Agent shall determine advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.
          (b) For so long as any Grantor shall have the right to vote the Pledged Collateral owned by it, such Grantor covenants and agrees that it will not vote or take any consensual action with respect to such Pledged Collateral which would adversely affect the rights of the Collateral Agent and or any other Second Priority Obligee.
     19. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default:
          (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the UCC or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any of Grantors or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC or any other applicable law), may take immediate possession of all or any portion of the Collateral to the extent not prohibited by applicable law and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at one or more locations where such Grantor regularly maintains Inventory and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as may be commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days written notice to any of Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the UCC. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
          (b) The Collateral Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned or licensable by any of Grantors or with respect to which any of Grantors have sublicensable rights under license, sublicense, or other agreements, as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of the Collateral Agent.
          (c) Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in Section 6.10 of the Indenture, subject to the Intercreditor Agreement to the extent then in effect. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.
          (d) Each Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing the Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing. The Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and, to the fullest extent permitted by law, hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by the Collateral Agent.
     20. Remedies Cumulative. Each right, power, and remedy of the Collateral Agent as provided for in this Agreement or in the other Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Collateral Agent, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Collateral Agent of any or all such other rights, powers, or remedies.
     21. Marshaling. The Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.
     22. Indemnity and Expenses.
          (a) Each Grantor, jointly and severally, agrees to indemnify the Collateral Agent and the other Second Priority Obligees from and against all claims, lawsuits and liabilities

(including reasonable attorneys fees) in connection with or resulting from this Agreement (including enforcement of this Agreement) or any other Transaction Document to which such Grantor is a party, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Indenture and the repayment of the Secured Obligations.
          (b) Grantors, jointly and severally, shall, upon demand, pay to the Collateral Agent all the expenses (including reasonable legal expenses) which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Transaction Documents, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by any of Grantors to perform or observe any of the provisions hereof.
     23. Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any of Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Collateral Agent and each of Grantors to which such amendment applies. Upon the request of the Grantors to which such amendment applies and of the required Holders pursuant to Section 9.02 of the Indenture (and receipt of an Officers’ Certificate and Opinion of Counsel as required by Section 9.06 of the Indenture), the Collateral Agent shall enter into any such amendment.
     24. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to the Collateral Agent at its address specified in the Indenture, and to any of the Grantors at their respective addresses specified in the Indenture or a supplemental indenture, as applicable, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.
     25. Continuing Security Interest; Assignments of the Notes. This Agreement shall create a continuing Security Interest in the Collateral and shall (a) remain in full force and effect until the Secured Obligations have been paid in full in cash, or upon a Legal Defeasance or Covenant Defeasance, in each case in accordance with the provisions of the Indenture and the other Transaction Documents, (b) be binding upon each Grantor, and their respective successors and assigns and (c) inure to the benefit of, and be enforceable by, the Collateral Agent, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Holder may, in accordance with the provisions of the Indenture, assign or otherwise transfer all or any portion of the Notes held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Holder herein or otherwise. Upon payment in full in cash of the Secured Obligations, or upon a Legal Defeasance or Covenant Defeasance, in each case in accordance with the provisions of the Indenture and the other Transaction Documents, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. At such time, the Collateral Agent will, at the request and expense of the Grantors, file or authorize the filing of appropriate termination statements to terminate such Security Interest. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Indenture, any other Transaction Document, or any other instrument or document executed and delivered by any Grantor to the Collateral Agent nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by the Collateral Agent, nor any other act of the Holders, or any of them, shall release any of Grantors from any obligation, except a release or discharge executed in writing by the Collateral Agent in accordance with the provisions of the Indenture. The Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by the Collateral Agent and then only to the extent therein set forth. A waiver by the Collateral Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which the Collateral Agent would otherwise have had on any other occasion.
     26. Governing Law.
          (a) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COLLATERAL AGENT AND EACH GRANTOR WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 26(b).
          (c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE COLLATERAL AGENT AND EACH GRANTOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT

CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE COLLATERAL AGENT AND EACH GRANTOR REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
     27. New Subsidiaries. Pursuant to Section 4.18 of the Indenture, any new Domestic Subsidiary (whether by acquisition or creation) of the Company or any of its Restricted Subsidiaries is required to enter into this Agreement by executing and delivering in favor of the Collateral Agent a Supplement to this Agreement (a “Supplement”) in the form of Exhibit A attached hereto. Upon the execution and delivery of the Supplement by such new Domestic Subsidiary, such Domestic Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder. In addition, pursuant to Section 9.01 of the Indenture, the execution and delivery of the Supplement by the Collateral Agent shall not require the consent of the Holders.
     28. Collateral Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to the Collateral Agent, for the benefit of itself and the other Second Priority Obligees.
     29. Miscellaneous.
          (a) This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission (including pdf) shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission (including pdf) also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Transaction Document mutatis mutandis.
          (b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.
          (c) Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

          (d) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.
          (e) Unless the context of this Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Transaction Document refer to this Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Transaction Document to the satisfaction or repayment in full of the Secured Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.
          (f) In connection with its execution and acting hereunder, the Collateral Agent is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it under the Indenture, all of which are incorporated by reference herein, mutatis mutandis.
     30. Termination or Release.
          (a) This Agreement, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall terminate as provided in Section 10.05 of the Indenture.
          (b) A Grantor and any specific item of Collateral shall automatically be released from its obligations hereunder and the Security Interests created hereunder as provided in Section 10.04 of the Indenture.
     31. Intercreditor Agreement.
          (a) REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT

OF ITSELF AND THE OTHER SECOND PRIORITY OBLIGEES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECOND PRIORITY OBLIGEES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT TO THE EXTENT THEN IN EFFECT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT TO THE EXTENT THEN IN EFFECT AND THE PROVISIONS OF THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.
          (b) Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, until the ABL Obligations Payment Date (as defined in the Intercreditor Agreement), any obligation of any Grantor hereunder with respect to the delivery or control of any Collateral that constitutes ABL Priority Collateral (as defined in the Intercreditor Agreement) shall be deemed to be satisfied if the Grantor delivers or provides control of such ABL Priority Collateral to the ABL Agent (as defined in the Intercreditor Agreement) in accordance with the requirements of the corresponding provision of the applicable ABL Document (as defined in the Intercreditor Agreement).
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     IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

GRANTORS:	COMPANY:

CPM HOLDINGS, INC.
a Delaware corporation

	By:	/s/ Douglas Ostrich

	Name:	Douglas Ostrich

	Title:	Chief Financial Officer

GUARANTORS:

CPM ACQUISITION CORP.
a Delaware corporation

	By:	/s/ Douglas Ostrich

	Name:	Douglas Ostrich

	Title:	Secretary

CROWN ACQUISITION CORP.
a Delaware corporation

	By:	/s/ Douglas Ostrich

	Name:	Douglas Ostrich

	Title:	Secretary

CPM WOLVERINE PROCTOR, LLC
a Delaware corporation

	By:	/s/ Douglas Ostrich

	Name:	Douglas Ostrich

	Title:	Manager

CROWN IRON WORKS COMPANY
a Delaware corporation

	By:	/s/ Douglas Ostrich

	Name:	Douglas Ostrich

	Title:	Secretary

CROWN BIOFUELS, LLC
a Delaware corporation

	By:	/s/ Douglas Ostrich

	Name:	Douglas Ostrich

	Title:	Secretary

CPM SA, LLC
a Delaware corporation

	By:	/s/ Douglas Ostrich

	Name:	Douglas Ostrich

	Title:	Authorized Signatory

COLLATERAL AGENT:	WILMINGTON TRUST FSB, solely in its capacity as Collateral Agent

	By:	/s/ Jane Schweiger

	Name:	Jane Schweiger

	Title:	Vice President

EXHIBIT A
FORM OF SUPPLEMENT
     Supplement No. _____ (this “Supplement”), dated as of ________________, _____, to the Pledge and Security Agreement, dated as of August 18, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by each of the parties listed on the signature pages thereto and those additional entities that thereafter become grantors thereunder (collectively, jointly and severally, the “Grantors” and each, individually, a “Grantor”) and WILMINGTON TRUST FSB, solely in its capacity as collateral agent, for the benefit of itself and the other Second Priority Obligees (together with its successors and assigns in such capacity, the “Collateral Agent”).
WITNESSETH:
     WHEREAS, CPM Holdings, Inc., a Delaware corporation (the “Company”) has issued and sold 10 5/8% Senior Secured Notes due 2014 in the aggregate principal amount of $200,000,000 (the “Initial Notes” and, together with all notes given in replacement or exchange therefor, the “Notes”) to the initial purchasers as set forth in the Purchase Agreement, dated as of August 11, 2009, by and among the Company, each of the other Grantors and Jefferies & Company, Inc., as representative of the initial purchasers named therein (the “Purchase Agreement”);
     WHEREAS, the Company, the other Grantors and Wilmington Trust FSB, as trustee (the “Trustee”) and Collateral Agent, have entered into that certain Indenture, dated as of August 18, 2009 (as the same may from time to time be amended, modified, supplemented or restated, the “Indenture”), in connection with the Notes;
     WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement or the Indenture, as applicable;
     WHEREAS, in order to induce the initial purchasers of the Notes to purchase the Initial Notes, the Grantors have agreed to enter into the Security Agreement; and
     WHEREAS, pursuant to Section 4.18 of the Indenture, new Domestic Restricted Subsidiaries of the Company and its Restricted Subsidiaries, must execute and deliver to the Collateral Agent certain Transaction Documents, including the Security Agreement, and the execution of the Security Agreement by the undersigned new Grantor or Grantors (collectively, the “New Grantors”) may be accomplished by the execution of this Supplement in favor of the Collateral Agent, for the benefit of itself and the other Second Priority Obligees;
     NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor hereby agrees as follows:
     1. In accordance with Section 27 of the Security Agreement, each New Grantor, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and each New Grantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Grantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby grant, assign, and pledge to the Collateral Agent, for the benefit of itself and the other Second Priority Obligees, a continuing security interest in and security title to all assets of such New Grantor including, all property of the type described in Section 2 of the Security Agreement (including the exceptions listed therein) to secure the full and prompt payment of the Secured Obligations, including, any interest thereon, plus reasonable attorneys’ fees and expenses if the Secured Obligations represented by the Security Agreement are collected by law, through an attorney-at-law, or under advice therefrom. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is incorporated herein by reference.
     2. Each New Grantor represents and warrants to the Collateral Agent and the other Second Priority Obligees that this Supplement has been duly executed and delivered by such New Grantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     3. This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.
     4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
     5. This Supplement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.
     6. In acting under this Supplement, the Collateral Agent shall have all of the rights, protections and immunities given to it in the Security Agreement and the Indenture, all of which are incorporated by reference herein, mutatis mutandis.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, each New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

NEW GRANTORS:	[Name of New Grantor]:

By:

Name:

Title:

COLLATERAL AGENT:	WILMINGTON TRUST FSB, solely in its capacity as Collateral Agent

By:

Name:

Title:

EXHIBIT B
COPYRIGHT SECURITY AGREEMENT
     This COPYRIGHT SECURITY AGREEMENT (this “Copyright Security Agreement”), dated as of August 18, 2009, by and among the GRANTORS (as defined below) and WILMINGTON TRUST FSB, solely in its capacity as collateral agent, for the benefit of itself and the other Second Priority Obligees (together with its successors and assigns in such capacity, the “Collateral Agent”).
W I T N E S S E T H:
     WHEREAS, CPM Holdings, Inc., a Delaware corporation (the “Company”), has issued and sold 10 5/8% Senior Secured Notes due 2014 in the aggregate principal amount of $200,000,000 (the “Initial Notes” and, together with all notes given in replacement or exchange therefor, the “Notes”) to the initial purchasers as set forth in the Purchase Agreement, dated as of August 11, 2009, by and among the Company, each of the other Grantors and Jefferies & Company, Inc., as representative of the initial purchasers named therein (the “Purchase Agreement”);
     WHEREAS, the Company, the other Grantors and Wilmington Trust FSB, as trustee (the “Trustee”) and Collateral Agent, have entered into that certain Indenture, dated as of August 18, 2009 (as the same may from time to time be amended, modified, supplemented or restated, the “Indenture”), in connection with the Notes;
     WHEREAS, in order to induce the initial purchasers of the Notes to purchase the Initial Notes, the parties have entered into that certain Pledge and Security Agreement, dated as of August 18, 2009, by and among the Collateral Agent and each party named therein as a Grantor (collectively, jointly and severally, the “Grantors” and each, individually, a “Grantor”) (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and
     WHEREAS, pursuant to the terms of the Security Agreement, the Grantors are required to execute and deliver to the Collateral Agent, for the benefit of itself and the other Second Priority Obligees, this Copyright Security Agreement;
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:
     1. Defined Terms. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.
     2. Grant Of Security Interest In Copyright Collateral. Each Grantor hereby grants to the Collateral Agent, for the benefit of itself and the other Second Priority Obligees, a continuing first priority security interest (subject to First Priority Claims) in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Copyright Collateral”):
     (a) all of such Grantor’s Copyrights and rights in and to Copyright Licenses to which it is a party, in each case, including but not limited to those referred to on Schedule I hereto;
     (b) all reissues, restorations, reversions, continuations or extensions of the foregoing; and
     (c) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement or dilution of any Copyright or any Copyright licensed under any Intellectual Property License.
     3. Security For Obligations. This Copyright Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Copyright Security Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Grantors, or any of them, to the Collateral Agent, the other Second Priority Obligees or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.
     4. Security Agreement. The security interests granted pursuant to this Copyright Security Agreement are granted in conjunction with the security interests granted to the Collateral Agent, for the benefit of itself and the other Second Priority Obligees, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein, and in the event of any conflict between this Copyright Security Agreement and the Security Agreement, the Security Agreement shall control.
     5. Authorization To Supplement. The Grantors shall give the Collateral Agent prompt notice in writing of any additional United States copyright registrations or applications therefor after the date hereof. Grantors hereby authorize the Collateral Agent unilaterally to modify this Agreement by amending Schedule I to include any future United States registered copyrights or applications therefor of Grantors. Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.
     6. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Copyright Security Agreement or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

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     7. Construction. Unless the context of this Copyright Security Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Copyright Security Agreement or any other Transaction Document refer to this Copyright Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Copyright Security Agreement or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Copyright Security Agreement unless otherwise specified. Any reference in this Copyright Security Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Transaction Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.
     8. Further Rights. In connection with its execution and acting hereunder, the Collateral Agent is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it under the Indenture, all of which are incorporated by reference herein, mutatis mutandis.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:	CPM HOLDINGS, INC.
a Delaware corporation

By:

Name:

Title:

CPM ACQUISITION CORP.
a Delaware corporation

By:

Name:

Title:

CROWN ACQUISITION CORP.
a Delaware corporation

By:

Name:

Title:

CPM WOLVERINE PROCTOR, LLC
a Delaware corporation

By:

Name:

Title:

CROWN IRON WORKS COMPANY
a Delaware corporation

By:

Name:

Title:

CROWN BIOFUELS, LLC
a Delaware corporation

By:

Name:

Title:

CPM SA, LLC
a Delaware corporation

By:

Name:

Title:

ACCEPTED AND ACKNOWLEDGED BY:	WILMINGTON TRUST FSB, solely in its capacity as Collateral Agent

By:

Name:

Title:

5

SCHEDULE I
TO
COPYRIGHT SECURITY AGREEMENT
COPYRIGHT COLLATERAL

Grantor	Country	Copyright	Registration No.	Registration Date

Copyright Licenses

EXHIBIT D
PATENT SECURITY AGREEMENT
     This PATENT SECURITY AGREEMENT (this “Patent Security Agreement”), dated as of August 18, 2009, by and among the GRANTORS (as defined below) and WILMINGTON TRUST FSB, solely in its capacity as collateral agent, for the benefit of itself and the other Second Priority Obligees (together with its successors and assigns in such capacity, the “Collateral Agent”).
W I T N E S S E T H:
     WHEREAS, CPM Holdings, Inc., a Delaware corporation (the “Company”), has issued and sold 10 5/8% Senior Secured Notes due 2014 in the aggregate principal amount of $200,000,000 (the “Initial Notes” and, together with all notes given in replacement or exchange therefor, the “Notes”) to the initial purchasers as set forth in the Purchase Agreement, dated as of August 11, 2009, by and among the Company, each of the other Grantors and Jefferies & Company, Inc., as representative of the initial purchasers named therein (the “Purchase Agreement”);
     WHEREAS, the Company, the other Grantors and Wilmington Trust FSB, as trustee (the “Trustee”) and Collateral Agent, have entered into that certain Indenture, dated as of August 18, 2009 (as the same may from time to time be amended, modified, supplemented or restated, the “Indenture”), in connection with the Notes;
     WHEREAS, in order to induce the initial purchasers of the Notes to purchase the Initial Notes, the parties have entered into that certain Pledge and Security Agreement, dated as of August 18, 2009, by and among the Collateral Agent and each party named therein as a Grantor (collectively, jointly and severally, the “Grantors” and each, individually, a “Grantor”) (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and
     WHEREAS, pursuant to the terms of the Security Agreement, the Grantors are required to execute and deliver to the Collateral Agent, for the benefit of itself and the other Second Priority Obligees, this Patent Security Agreement;
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:
     1. Defined Terms. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.
     2. Grant Of Security Interest In Patent Collateral. Each Grantor hereby grants to the Collateral Agent, for the benefit of itself and the other Second Priority Obligees, a continuing first priority security interest (subject to First Priority Claims) in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Patent Collateral”):
     (a) all of such Grantor’s Patents and rights in and to Patent Licenses to which it is a party, in each case, including but not limited to those referred to on Schedule I hereto;
     (b) all reissues, continuations, continuations-in-part, substitutions, extensions or renewals of, and improvements on, of the foregoing; and
     (c) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement or dilution of any Patent or any Patent licensed under any Intellectual Property License.
     3. Security For Obligations. This Patent Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Grantors, or any of them, to the Collateral Agent, the other Second Priority Obligees or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.
     4. Security Agreement. The security interests granted pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to the Collateral Agent, for the benefit of itself and the other Second Priority Obligees, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein, and in the event of any conflict between this Patent Security Agreement and the Security Agreement, the Security Agreement shall control.
     5. Authorization To Supplement. If any Grantor shall obtain rights to any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Patent Security Agreement shall automatically apply thereto. Grantors shall give prompt notice in writing to the Collateral Agent with respect to any such new patent rights. Without limiting Grantors’ obligations under this Section 5, Grantors hereby authorize the Collateral Agent unilaterally to modify this Agreement by amending Schedule I to include any such new patent rights of Grantors. Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.
     6. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Patent Security Agreement or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against

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whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.
     7. Construction. Unless the context of this Patent Security Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Patent Security Agreement or any other Transaction Document refer to this Patent Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Patent Security Agreement or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Patent Security Agreement unless otherwise specified. Any reference in this Patent Security Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Transaction Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.
     8. Further Rights. In connection with its execution and acting hereunder, the Collateral Agent is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it under the Indenture, all of which are incorporated by reference herein, mutatis mutandis.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:	CPM HOLDINGS, INC.
a Delaware corporation

By:

Name:

Title:

CPM ACQUISITION CORP.
a Delaware corporation

By:

Name:

Title:

CROWN ACQUISITION CORP.
a Delaware corporation

By:

Name:

Title:

CPM WOLVERINE PROCTOR, LLC
a Delaware corporation

By:

Name:

Title:

CROWN IRON WORKS COMPANY
a Delaware corporation

By:

Name:

Title:

CROWN BIOFUELS, LLC
a Delaware corporation

By:

Name:

Title:

CPM SA, LLC
a Delaware corporation

By:

Name:

Title:

ACCEPTED AND ACKNOWLEDGED BY:	WILMINGTON TRUST FSB, solely in its capacity as Collateral Agent

By:

Name:

Title:

5

SCHEDULE I
TO
PATENT SECURITY AGREEMENT
PATENT REGISTRATIONS/APPLICATIONS

Grantor	Country	Patent Number	Title	Filing Date	Filing Status

Patents Not Currently In Use
Patent Licenses

EXHIBIT E
PLEDGED COLLATERAL ADDENDUM
     This Pledged Collateral Addendum, dated as of __________ __, ____ is delivered pursuant to Section 5(a)(ii) of the Security Agreement referred to below. The undersigned hereby agrees that this Pledged Collateral Addendum may be attached to that certain Pledge and Security Agreement, dated as of August 18, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by the undersigned, together with the other Grantors named therein, to Wilmington Trust FSB, as the Collateral Agent. Initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Security Agreement or the Indenture, as applicable. The undersigned hereby agrees that the additional Collateral listed on this Pledged Collateral Addendum as set forth in the Schedule attached hereto shall be and become part of the Pledged Collateral pledged by the undersigned to the Collateral Agent in the Security Agreement with the same force and effect as if originally named therein.
     The undersigned hereby certifies that the representations and warranties set forth in Section 6 of the Security Agreement of the undersigned are true and correct as to the Pledged Collateral listed herein on and as of the date hereof.

[ ]

By:

Name:

Title:

SCHEDULE
TO
PLEDGED COLLATERAL ADDENDUM
PLEDGED SHARES:

Name of
Name of	Pledged	Number of	Class of	Percentage of
Pledgor	Company	Shares/Units	Interests	Class Owned	Certificate No.

PLEDGED DEBT:

Original Principal
Name of Pledgor	Name of Maker	Description	Amount

EXHIBIT F
TRADEMARK SECURITY AGREEMENT
     This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”), dated as of August 18, 2009, by and among the GRANTORS (as defined below) and WILMINGTON TRUST FSB, solely in its capacity as collateral agent, for the benefit of itself and the other Second Priority Obligees (together with its successors and assigns in such capacity, the “Collateral Agent”).
W I T N E S S E T H:
     WHEREAS, CPM Holdings, Inc., a Delaware corporation (the “Company”), has issued and sold 10 5/8% Senior Secured Notes due 2014 in the aggregate principal amount of $200,000,000 (the “Initial Notes” and, together with all notes given in replacement or exchange therefor, the “Notes”) to the initial purchasers as set forth in the Purchase Agreement, dated as of August 11, 2009, by and among the Company, each of the other Grantors and Jefferies & Company, Inc., as representative of the initial purchasers named therein (the “Purchase Agreement”);
     WHEREAS, the Company, the other Grantors and Wilmington Trust FSB, as trustee (the “Trustee”) and Collateral Agent, have entered into that certain Indenture, dated as of August 18, 2009 (as the same may from time to time be amended, modified, supplemented or restated, the “Indenture”), in connection with the Notes;
     WHEREAS, in order to induce the initial purchasers of the Notes to purchase the Initial Notes, the parties have entered into that certain Pledge and Security Agreement, dated as of August 18, 2009, by and among the Collateral Agent and each party named therein as a Grantor (collectively, jointly and severally, the “Grantors” and each, individually, a “Grantor”) (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and
     WHEREAS, pursuant to the terms of the Security Agreement, the Grantors are required to execute and deliver to the Collateral Agent, for the benefit of itself and the other Second Priority Obligees, this Trademark Security Agreement;
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:
     1. Defined Terms. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.
     2. Grant Of Security Interest In Trademark Collateral. Each Grantor hereby grants to the Collateral Agent, for the benefit of itself and the other Second Priority Obligees, a continuing first priority security interest (subject to First Priority Claims) in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”):
     (a) all of its Trademarks and rights in and to Trademark Intellectual Property Licenses to which it is a party, in each case, including but not limited to those referred to on Schedule I hereto;
     (b) all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and other General Intangibles with respect to the foregoing;
     (c) all reissues, continuations, extensions, modifications or renewals of the foregoing;
     (d) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and
     (e) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademark licensed under any Intellectual Property License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Intellectual Property License.
     3. Security For Obligations. This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Grantors, or any of them, to the Collateral Agent, the other Second Priority Obligees or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.
     4. Security Agreement. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to the Collateral Agent, for the benefit of itself and the other Second Priority Obligees, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein, and in the event of any conflict between this Trademark Security Agreement and the Security Agreement, the Security Agreement shall control.
     5. Authorization To Supplement. If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. Grantors shall give prompt notice in writing to the Collateral Agent with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting Grantors’ obligations under this Section 5, Grantors hereby authorize the Collateral Agent to unilaterally modify this Agreement by amending Schedule I to include any such new trademark rights of Grantors. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the

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Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.
     6. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Trademark Security Agreement or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.
     7. Construction. Unless the context of this Trademark Security Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Trademark Security Agreement or any other Transaction Document refer to this Trademark Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Trademark Security Agreement or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Trademark Security Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Transaction Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.
     8. Further Rights. In connection with its execution and acting hereunder, the Collateral Agent is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it under the Indenture, all of which are incorporated by reference herein, mutatis mutandis.
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     IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:	CPM HOLDINGS, INC.
a Delaware corporation

By:

Name:

Title:

CPM ACQUISITION CORP.
a Delaware corporation

By:

Name:

Title:

CROWN ACQUISITION CORP.
a Delaware corporation

By:

Name:

Title:

CPM WOLVERINE PROCTOR, LLC
a Delaware corporation

By:

Name:

Title:

CROWN IRON WORKS COMPANY
a Delaware corporation

By:

Name:

Title:

CROWN BIOFUELS, LLC
a Delaware corporation

By:

Name:

Title:

CPM SA, LLC
a Delaware corporation

By:

Name:

Title:

ACCEPTED AND ACKNOWLEDGED BY:	WILMINGTON TRUST FSB, solely in its capacity as Collateral Agent

By:

Name:

Title:

5

SCHEDULE I
TO
TRADEMARK SECURITY AGREEMENT
TRADEMARK REGISTRATIONS/APPLICATIONS

Application/
Grantor	Country	Mark	Registration No.	App/Reg Date

Trade Names
Common Law Trademarks
Trademarks Not Currently In Use
Trademark Licenses